Exhibit 99.1

FOR IMMEDIATE RELEASE

Westell Names Kirk R. Brannock Chairman of the Board
AURORA, Ill., September 15, 2017 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced today that its Board of Directors appointed Kirk R. Brannock to serve as Chairman of the Board. He replaces Dennis O. Harris, who served as Interim Chairman since September 2016 and will continue to serve as a director.

Westell stockholders elected Mr. Brannock, who served as Westell’s Interim President and Chief Executive Officer from October 2016 through July 2017, and Matthew B. Brady, Westell’s current President and Chief Executive Officer, to the Board of Directors at the Company’s Annual Meeting of Stockholders on September 12, 2017. Previously, Mr. Brannock served as a member of Westell’s Board of Directors from February 2011 to September 2014.

“Kirk’s long-term commitment to Westell and the good work he did as CEO to rationalize the Company’s cost structure make him the right choice to lead our Board,” said Mr. Harris. “As CEO Kirk also played a key role in positioning the Company for future success in Public Safety and the emerging wireless deployment of Centralized Radio Access Networks, or CRAN.”

In addition to Mr. Harris, the other members of the Company-nominated slate of directors were reelected to the Board at the Annual Meeting. At the same time, the Company announced that Ms. Jeannie H. Diefenderfer, a director since September 2015, completed her term as a director which expired at the 2017 Annual Meeting.

“Jeannie made substantial contributions to Westell during her time as a director,” Mr. Harris added. “We thank her for her expertise, commitment, and insight.”

As a result of these changes, the size of the Westell Board of Directors increased from six members to seven members.
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About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality, reliable systems. For more information, please visit westell.com.

Twitter - Company: @Westell_Tech

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Investor Relations Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com